Exhibit M

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-124122 of Enhanced Equity Yield & Premium Fund, Inc. on Form N-2 of our report dated June 23, 2005 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm and Experts" in the Prospectus.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
June 23, 2005